SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 12, 2000

NETLOJIX COMMUNICATIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-27580                              87-0378021

(COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

501 BATH STREET, SANTA BARBARA, CALIFORNIA 93101

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(805) 884-6300

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) DISMISSAL OF ERNST & YOUNG LLP.

By unanimous written consent, effective November 12, 2001, the Board of Directors of NetLojix Communications, Inc. ("NetLojix" or the "Registrant"), upon recommendation of the Audit Committee of the Board of Directors, approved the dismissal of Ernst & Young LLP as independent auditors for NetLojix. The audit report of Ernst & Young LLP on NetLojix consolidated financial statements as of December 31, 2000 and for the year then ended did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles however, was qualified as to the Company's ability to continue as a going concern.

In connection with the audit of NetLojix consolidated financial statements for the year ended December 31, 2000, and the subsequent interim periods preceding the dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with their report.

NetLojix has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated November 13, 2001, is filed as Exhibit 16 to this Form 8-K.

(b) ENGAGEMENT OF FARBER & HASS LLP.

On November 12, 2001, NetLojix engaged Farber & Hass LLP, certified public accountants, as independent auditors for NetLojix for 2001. The engagement of Farber & Hass LLP was approved by unanimous written consent of the Board of Directors of NetLojix.

During the two fiscal years ended December 31, 2000, and the subsequent interim period preceding this engagement, neither NetLojix nor anyone acting on its behalf consulted Farber & Hass LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on NetLojix financial statements; or any disagreement with, or reportable event relating to, Ernst & Young LLP.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  EXHIBITS.
16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated November 13, 2001 regarding termination of appointment as principal accountants for NetLojix.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOJIX COMMUNICATIONS, INC.

Dated: November 15, 2001
By: /s/ ANTHONY E. PAPA

Anthony E. Papa
Chairman and Chief Executive
Officer

EXHIBIT INDEX

16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated November 13, 2001 regarding termination of appointment as principal accountants for NetLojix.